INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-11643, No. 333-11671, 333-20695 and 333-64309 of Suburban Lodges
of America, Inc., on Form S-8 of our report dated February 26, 1999, appearing in this Annual Report on Form 10-K of Suburban Lodges of America, Inc. for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP



Atlanta, Georgia
March 31, 1999